UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: March 22, 2018

(Date of earliest event reported)

POTLATCHDELTIC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-32729	82-0156045
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

601 W. First Avenue, Suite 1600, Spokane WA		99201
(Address of principal executive offices)		(Zip Code)

509-835-1500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On March 22, 2018, PotlatchDeltic Corporation (the “Company”), and its wholly owned subsidiaries PotlatchDeltic Forest Holdings, Inc. and PotlatchDeltic Land & Lumber, LLC (the “Borrowers”), entered into a Second Amended and Restated Term Loan Agreement (the “Agreement”) with Northwest Farm Credit Services, PCA, as Administrative Agent and the Lenders from time to time party thereto amending the existing amended and restated Term Loan Agreement dated as of December 14, 2014, as amended, among the Borrowers, Northwest Farm Credit Services, PCA, as administrative agent and the Lenders from time to time party thereto. Capitalized terms used and not otherwise defined herein have the meanings set forth in the Agreement.

Under the Agreement, the Lenders agreed extended additional term loans to the Borrowers in an aggregate principal amount of $100 million for the purpose refinancing existing indebtedness incurred by the Borrowers in connection with the merger of Deltic Timber Corporation into a wholly owned subsidiary of the Company (“Merger”).

Pursuant to the Agreement the Borrowers borrowed a Term Loan under the Agreement in the principal amount of $100 million, maturing on March 28, 2028, and bearing interest at a rate equal to 1-month LIBOR plus 1.95% per annum.

In addition, the Agreement continues the $100 million term loan under the Term Loan Credit Agreement dated August 27, 2015 between Deltic Timber Corporation and American AgCredit PCA as administrative agent (“Deltic Loan”) that was assumed by the Company in connection with the Merger, and amended and restated the terms of the Deltic Loan to conform to the outstanding loans under the Agreement.

The Agreement contains covenants that, among other things, limit the Borrowers’ ability to create liens, merge or consolidate, dispose of assets, incur indebtedness and guarantees, repurchase or redeem capital stock and indebtedness, make certain investments and acquisitions, enter into certain transactions with affiliates or change the nature of the Borrowers’ business.  The Agreement contains financial covenants including (a) the maintenance of an Interest Coverage Ratio (a ratio of consolidated EBITDDA to consolidated interest expense) of at least 3.00 to 1.00, and (b) a Leverage Ratio (a ratio of total consolidated funded indebtedness to the consolidated value of timberlands and other defined assets) of no more than 40%.

Events of Default under the Agreement include, but are not limited to, payment defaults, covenant defaults, breaches of representations and warranties, cross defaults to certain other material agreements and indebtedness, bankruptcy and other insolvency events, material adverse judgments, actual or asserted invalidity of loan documentation, and certain change of control events.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits (d) Exhibits

10.1

Second Amended and Restated Term Loan Agreement dated as of March 22, 2018 among PotlatchDeltic Corporation and its wholly owned subsidiaries, as borrowers, Northwest Farm credit services, PCA, as administrative agent and the Lender from time to time party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 28, 2018

POTLATCHDELTIC CORPORATION

By:	/s/ Lorrie D. Scott
Lorrie D. Scott
Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit	Description

10.1	Second Amended and Restated Term Loan Agreement dated as of March 22, 2018

4